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                                                                       EXHIBIT 5

                    [Sidley Austin Brown & Wood Letterhead]

                                  May 10, 2001

Edwards Lifesciences Corporation
One Edwards Way
Irvine, California  92614

                  Re: 2,320,519 shares of Common Stock, $1.00 par value
                      2,320,519 Preferred Stock Purchase Rights
                      -------------------------------------------------

Ladies and Gentlemen:

         We refer to the Registration Statement on Form S-8 (the "Registration Statement") being filed by Edwards Lifesciences Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of an aggregate of 2,320,519 shares of Common Stock, $1.00 par value, of the Company (the "Registered Common Stock"), together with 2,320,519 Preferred Stock Purchase Rights of the Company (the "Registered Rights") associated therewith, to be issued under the Edwards Lifesciences Corporation 2001 Employee Stock Purchase Plan for United States Employees, the Edwards Lifesciences Corporation 2001 Employee Stock Purchase Plan for International Employees and the Edwards Lifesciences Corporation Nonemployee Directors and Consultants Stock Incentive Program (collectively, the "Plans"). The terms of the Registered Rights are set forth in the Rights Agreement (the "Rights Agreement"), dated as of March 31, 2000, between the Company and EquiServe Trust Company, N.A., as Rights Agent.

         We are familiar with the proceedings to date with respect to the proposed issuance and sale of the Registered Common Stock and the Registered Rights under the Plans and have examined such records, documents and questions of law, and satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion.

         Based on the foregoing, we are of the opinion that:

         1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.

         2. Each share of the Registered Common Stock which is newly-issued pursuant to a Plan will constitute a share of Common Stock of the Company which has been duly authorized, legally issued, fully paid and non-assessable when (i) the Registration Statement shall have become effective under the Securities Act;
(ii) the Company's Board of Directors or a duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance thereof as contemplated by the applicable Plan; (iii) such share shall have been duly issued and sold in the manner contemplated by the applicable Plan; and (iv) a certificate representing such share shall have been duly executed, countersigned and registered and duly delivered to the

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Edwards Lifesciences Corporation
May 10, 2001
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purchaser thereof upon payment of the agreed consideration therefor (not less than the par value thereof) determined in accordance with the terms of the applicable Plan.

         3. The Registered Right associated with each share of Registered Common Stock referred to in paragraph 2 above will be legally issued when (i) the Registration Statement shall have become effective under the Securities Act; (ii) such Registered Right shall have been duly issued in accordance with the terms of the Rights Agreement; and (iii) such associated share shall have been duly issued and paid for as set forth in paragraph 2 above.

         This opinion letter is limited to the General Corporation Law of the State of Delaware and the Federal laws of the United States of America. We express no opinion as to the application of the securities or "blue sky" laws of any jurisdiction.

         We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement.

                                            Very truly yours,

                                            Sidley Austin Brown & Wood